EXHIBIT 10.55
UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA
TAMPA DIVISION
JAMES STAHL, JOSE A. GONZALEZ,
LEONIDES GONZALEZ, ART FULFORD,
JOHN S. MILLER, CARL SHANE,
HECTOR CUMBALAZA, CARLOS
INCLAN, GARY CAMERON, HECTOR
VASQUEZ, JERRY THOMPSON, KENNETH
WILLIS, RICHARD HAMILTON, KEITH SIMPSON,
ROBERT ROWLAND, BRADLEY COLLINS,
EDDIE ARMOUR, BRANDON PARISH,
JERMAINE DAVENPORT, HOLLIS JOHNS, and
JEFFREY SATALTA, individually and on behalf of others
similarly situated,
          Plaintiffs,

v.	Civil Case No. 8:05-CV-01265-JDW-TGW
COLLECTIVE AND CLASS ACTION
MASTEC, INC., and MASTEC NORTH
AMERICA, INC. d/b/a ADVANCED
TECHNOLOGIES,
          Defendants.
                               /
STIPULATION AND SETTLEMENT AGREEMENT
     James Stahl, Jose A. Gonzalez, Leonides Gonzalez, Art Fulford, John S. Miller, Carl Shane, Hector Cumbalaza, Carlos Inclan, Gary Cameron, Hector Vasquez, Jerry Thompson, Kenneth Willis, Richard Hamilton, Keith Simpson, Robert Rowland, Bradley Collins, Eddie Armour, Brandon Parish, Jermaine Davenport, Hollis Johns and Jeffrey Satala (“PLAINTIFFS”), individually and on behalf of the classes described below (hereinafter referred to collectively as “SETTLEMENT CLASSES”), MasTec, Inc. and MasTec North America, Inc. d/b/a Advanced Technologies (“Defendants” or “MASTEC”), (collectively, the “PARTIES”), and their respective counsel of record enter into this Stipulation and Settlement Agreement (“SETTLEMENT AGREEMENT”) conditioned upon entry by the COURT of a FINAL ORDER and judgment approving the SETTLEMENT AGREEMENT and dismissing with prejudice all claims encompassed by the SETTLEMENT AGREEMENT.
I. RECITALS AND BACKGROUND
     A. On July 7, 2005, PLAINTIFFS James Stahl, Jose A. Gonzalez, Leonides Gonzalez, Art Fulford, John S. Miller, Carl Shane, Hector Cumbalaza, Carlos Inclan, Gary Cameron, Hector Vasquez and Jerry Thompson filed a collective action complaint in the Middle District of Florida, Tampa Division, asserting violations of the Fair Labor Standards Act, 29 U.S.C. § 201 et seq. (“FLSA”) on behalf of themselves and other satellite service and repair technicians who were employed in MASTEC’s Advanced Technologies Division as apprentice technicians, technicians or lead technicians and who performed satellite system installations, repairs or service for DirecTV and its customers (hereinafter referred to as “SSTs”) against MasTec, Inc. Dkt. 1. The Complaint alleged MASTEC failed to pay SSTs for all hours worked over forty in a work week for the benefit of MASTEC as required under the FLSA. Dkt. 1. The Complaint sought relief for minimum wage and overtime compensation, in addition to liquidated damages, pre-judgment interest, reasonable attorney’s fees and costs.
     B. On August 11, 2005, MasTec, Inc. filed an Answer to the Complaint disputing the material allegations both as to fact and law and denying any liability to the PLAINTIFFS or any member of the proposed SETTLEMENT CLASSES as defined further in this SETTLEMENT AGREEMENT. Dkt. 4. In that Answer, MasTec, Inc. identified MasTec North America, Inc. as the appropriate employer of the PLAINTIFFS.

     C. On September 16, 2005, based on a joint motion filed by the PARTIES, the COURT stayed the LITIGATION of this case and permitted the PARTIES to conduct early mediation before an experienced class action mediator, Hunter R. Hughes, III, Esquire. See, Dkt. 38. During the next twelve months, the PARTIES exchanged extensive amounts of information and documents, conducted a significant investigation and undertook detailed legal and factual analyses of the claims and defenses. The information exchanged by the PARTIES included numerous declarations, payroll records, daily time sheets, call center data showing the time that the technicians called in to report the completion of the last job of the day, and work orders showing the jobs performed by the SSTs and individuals who were employed by MASTEC’S Broadband Division in California and were responsible for residential consumer cable installations, repairs, or servicing (hereinafter referred to as “RCTs”). The PARTIES also conducted interviews of each other’s witnesses in order to create a detailed individualized damage model for all putative class members. The PARTIES conducted four days of face to face mediation and negotiations and numerous telephonic negotiations. After extensive arms-length bargaining, the PARTIES entered into this proposed SETTLEMENT AGREEMENT. The PARTIES enter into this SETTLEMENT AGREEMENT to resolve all claims by PLAINTIFFS and members of the SETTLEMENT CLASSES as defined in this SETTLEMENT AGREEMENT that they have or may have against Defendants, to avoid the uncertainties of going forward with class certification, summary judgment, trial or risks of appeal, to avoid further expenses, inconveniences and the distractions of burdensome and protracted litigation; and to obtain the covenants, releases, orders and judgments contemplated by this SETTLEMENT AGREEMENT and in order to achieve what the PARTIES believe is a fair, reasonable, adequate and final resolution of the claims being settled as set forth herein.
     D. Through this SETTLEMENT AGREEMENT and for settlement purposes only, the PARTIES stipulate to the filing of Plaintiffs’ First Amended Complaint adding the claims of PLAINTIFFS Kenneth Willis, Richard Hamilton, Keith Simpson, Robert Rowland, Bradley Collins, Eddie Armour, Brandon Parish, Jermaine Davenport, Hollis Johns and Jeffrey Satala and Defendant MasTec North America, Inc. d/b/a Advanced Technologies as PARTIES. In addition to the claims of SSTs, the First Amended Complaint asserts claims on behalf of RCTs. A copy of the Plaintiffs’ First Amended Complaint is attached hereto as Exhibit 1. Following the filing of Plaintiffs’ First Amended Complaint, Defendants will answer the First Amended Complaint, dispute the material allegations both as to fact and law and deny any liability to the PLAINTIFFS or any member of the SETTLEMENT CLASSES.
     E. In Plaintiffs’ First Amended Complaint, the PLAINTIFFS assert on behalf of themselves and all SSTs and RCTs that MASTEC has failed to pay wages, including claims regarding overtime, minimum wage, missed meal, rest and break periods, travel time, deductions, charge backs, penalties, fines, interest, quantum meruit, unjust enrichment, failure to reimburse for business-related expenses, failure to maintain records, failure to furnish wage records, waiting time violations, unfair competition, failure to enforce company payroll policies, and any claims that could be brought by SSTs or RCTs alleging MASTEC retaliated against them for complaining about their wages or for asserting wage-related claims defined in this paragraph and any other claims of any kind related to Defendants’ alleged failure to pay wages to SSTs and/or RCTs.

     F. For purposes of settlement only, the PARTIES seek the certification of the following OPT-OUT SETTLEMENT CLASSES pursuant to Rule 23 of the Federal Rule of Civil Procedure: (a) The “SST STATE LAW CLASS” which refers to any and all persons employed by MASTEC as SSTs at any time during the period from January 1, 2004 through and including September 28, 2007 in Florida, Georgia, Maryland, New Jersey, New Mexico, North Carolina, South Carolina, Texas and Virginia; and (b) the “RCT STATE LAW CLASS” which refers to any and all persons employed by MASTEC’S Broadband Division in California as RCTs responsible for residential consumer cable installations, repairs, or servicing at any time from October 10, 2001 through and including December 31, 2005.
     G. For purposes of settlement only, the PARTIES also seek conditional certification of an opt-in SETTLEMENT CLASS pursuant to Section 216(b) of the FLSA. The “FLSA CLASS” refers to: (a) any and all persons employed by MASTEC as SSTs at any time during the period from January 1, 2004 through and including September 28, 2007; and (b) any and all persons employed by MASTEC’S Broadband Division in California as RCTs responsible for residential consumer cable installations, repairs or servicing at any time during the period from January 1, 2004 through and including December 31, 2005.
     H. CLASS COUNSEL has conducted a thorough investigation of the claims against MASTEC of PLAINTIFFS and potential members of SETTLEMENT CLASSES sought to be certified under this SETTLEMENT AGREEMENT, including interviewing hundreds of SSTs and RCTs; reviewing voluminous documents, including daily logs, payroll documentation, and call center data; and interviewing MASTEC’S managers and executives. Based on their independent investigation and evaluation, CLASS COUNSEL believe that the settlement with Defendants for the consideration and on the terms set forth in this SETTLEMENT AGREEMENT is fair, reasonable, and adequate, and is in the best interest of all PLAINTIFFS and potential members of the SETTLEMENT CLASSES in light of all known facts and circumstances, including the risk of delay, defenses asserted by MASTEC including the overtime exemption under the Motor Carrier Act, and numerous appellate issues.
     I. Defendants expressly deny any liability or wrongdoing of any kind associated with the claims in the LITIGATION and Plaintiffs’ First Amended Complaint. Defendants contend they have complied with applicable federal and state law at all times. By entering into the SETTLEMENT AGREEMENT, MASTEC does not admit any liability or wrongdoing and expressly denies the same; it is expressly understood and agreed that the SETTLEMENT AGREEMENT is being entered into by MASTEC solely for the purpose of avoiding the costs and disruption of ongoing litigation and to settle all outstanding claims. Nothing in the SETTLEMENT AGREEMENT, settlement proposals exchanged by the PARTIES or any motions filed or Orders entered pursuant to the SETTLEMENT AGREEMENT, is to be construed or deemed as an admission by Defendants of any liability, culpability, negligence, or wrongdoing, and the SETTLEMENT AGREEMENT, each of its provisions, its execution, and its implementation, including any motions filed or Orders entered, shall not in any respect be construed as, offered, or deemed admissible in any arbitration or legal proceedings for any purpose except in an action or proceeding to approve, interpret, or enforce the SETTLEMENT AGREEMENT. Furthermore, neither the SETTLEMENT

AGREEMENT, any motions filed, settlement proposals exchanged by the PARTIES or Orders entered pursuant to the SETTLEMENT AGREEMENT, nor any class certification pursuant to the SETTLEMENT AGREEMENT shall constitute an admission, finding, or evidence that any requirement for class certification has been satisfied in the LITIGATION or any other action, except for the limited settlement purposes pursuant to the terms of the SETTLEMENT AGREEMENT. Pursuant to California Evidence Code Sections 1152 and 1154, this SETTLEMENT AGREEMENT shall be inadmissible in evidence in any proceeding, except as necessary to approve, interpret or enforce this SETTLEMENT AGREEMENT.
     J. This SETTLEMENT AGREEMENT shall automatically terminate, and the SETTLEMENT CLASSES certification shall automatically be cancelled if this SETTLEMENT AGREEMENT is terminated pursuant to Paragraph X in which event this SETTLEMENT AGREEMENT shall not be offered, received or construed as an admission of any kind concerning whether any class is certifiable or any other matter.
     K. The PARTIES shall request this United States District Court for the Middle District of Florida, Tampa Division (the “COURT”) to approve, administer, and implement the SETTLEMENT AGREEMENT with respect to all actions and claims settled in this SETTLEMENT AGREEMENT.
     L. This SETTLEMENT AGREEMENT is contingent upon the approval and certification of the SETTLEMENT CLASSES as defined in this SETTLEMENT AGREEMENT. Defendants do not waive, and instead expressly reserve their rights to challenge the propriety of class certification for any purpose should the COURT not approve this SETTLEMENT AGREEMENT and enter a FINAL APPROVAL ORDER.

     M. Former SSTs participating in lawsuits which were settled and receive Court approval, are excluded from this SETTLEMENT AGREEMENT and any classes certified pursuant to this SETTLEMENT AGREEMENT; they shall not receive a SETTLEMENT PAYMENT; and they shall not be bound by the terms of the SETTLEMENT AGREEMENT. The former SSTs excluded and their respective case numbers are: Reydi Marrero, Miguel Nin Morales, Andro Monterrey, Scott Redmin, Luciano Miguel Diaz, William Watson, Fabio Vallebona v. MasTec North America, Inc., Case No. 1:07-cv-20517-JAL; Maria Barroso v. MasTec Services Co., Inc. and MasTec North America, Inc., Case No. 1:06-cv-20503-JAL; Humberto Munoz v. MasTec Services Company, Case No. 1:06-cv-21641-JAL; Christian Quinteros v. MasTec Services Company, Case No. 1:06-cv-21642-PAS; Jesus R. Santos v. MasTec Services Company, Case No. 1:06-cv-21640-PAS.
II. DEFINITIONS.
     A. “AUGUST 10, 2005 — MAY 26, 2006 SST WEEK VALUE” shall equal $57.26.
     B. “AUTHORIZED CLAIMANT” means a member of the SETTLEMENT CLASSES or the authorized legal representative of such member of the SETTLEMENT CLASSES, who files a CLAIM FORM AND REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION (“W-9 FORM”), and becomes entitled to receive a SETTLEMENT PAYMENT.
     C. The “BAR DATE” is the date by which any member of the SETTLEMENT CLASSES who wishes to qualify as an AUTHORIZED CLAIMANT must file a CLAIM FORM AND W-9 FORM, which date shall be no later than sixty (60) days after mailing of the CLASS NOTICE.
     D. “CAFA NOTICE” refers to the notice to be sent by Defendants to appropriate federal and state officials pursuant to the requirements of the Class Action Fairness Act of 2005 (“CAFA”), 28 U.S.C. § 1715(b), substantially in the form of Exhibit “2” attached hereto.
     E. “CLAIM FORMS” refers to the documents substantially in the form of Exhibits “3” through “9” attached hereto. Exhibit 3 shall be mailed to and filed by members of the SETTLEMENT CLASSES who are former employees not entitled to a service payment of $1,500.00 or more. Exhibit 4 shall be mailed to and filed by members of the SETTLEMENT CLASSES who are current employees not entitled to a service payment of $1,500.00 or more. Members of the SETTLEMENT CLASSES who are entitled to a service payment of $1,500.00 or more will be mailed and shall file the following CLAIM FORMS: former employees under 40 years old (Exhibit 5); former employees who are 40 years old or older (Exhibit 6); current employees who are under 40 years old (Exhibit 7); current employees who are 40 years old or older (Exhibit 8); and Plaintiffs or Opt-In Plaintiffs Creary, Fulford, Stabenow, Stahl and Wilson (Exhibit 9).
     F. “CLASS COUNSEL” refers to Burr & Smith, LLP; The Linesch Firm, P.A.; Robert S. Norrell, P.A.; and Goldstein, Demchak, Baller, Borgen & Dardarian, P.C.
     G. “CLASS NOTICE” refers to the “Notice of Wage/Hour Class and Collective Action Settlement, Settlement Hearing and Claims Procedure” to be sent to the members of the SETTLEMENT CLASSES substantially in the form of Exhibit “10” attached hereto.

     H. “COURT” refers to the COURT having jurisdiction of the LITIGATION, at any stage, presently the United States District Court for the Middle District of Florida, Tampa Division.
     I. “FINAL APPROVAL HEARING” means the hearing contemplated by the PARTIES, at which the COURT will approve, in final, the settlement and make such other final rulings as are contemplated by this SETTLEMENT AGREEMENT.
     J. “FINAL APPROVAL ORDER” refers to the order of the COURT granting final approval of this SETTLEMENT AGREEMENT on the terms provided herein or as the same may be modified by subsequent mutual agreement of the PARTIES.
     K. “FINAL JUDGMENT” refers to the judgment entered by the COURT in conjunction with the FINAL APPROVAL ORDER dismissing the LITIGATION with prejudice. The PARTIES shall submit an order of FINAL JUDGMENT setting forth the terms of this SETTLEMENT AGREEMENT, by incorporation or otherwise, for execution and entry by the COURT at the time of the FINAL APPROVAL HEARING or at such other time as the COURT deems appropriate.
     L. “FINAL EFFECTIVE DATE” refers to the first date after all of the events and conditions set forth in Paragraph III.A. have been met or occurred.
     M. “FINAL SETTLEMENT CLASSES” refers to all members of the SST STATE LAW CLASS or RCT STATE LAW CLASS who do not timely and validly exclude themselves from the classes in compliance with the opt-out and exclusion procedures set forth in this SETTLEMENT AGREEMENT and all members of the FLSA CLASS who opt-in by timely submitting a CLAIM FORM and a W-9 FORM.

     N. The “FLSA CLASS PERIOD” means January 1, 2004 through and including September 28, 2007.
     O. “FLSA RELEASED CLAIMS” refers to the released claims set forth in Paragraph III.D.2.
     P. “FLSA RELEASING PERSONS” means each and every FLSA SETTLEMENT CLASS member who timely files a CLAIM FORM and a W-9 FORM and their respective heirs, beneficiaries, devisees, legatees, executors, administrators, trustees, conservators, guardians, personal representatives, successors-in-interest and assigns.
     Q. “FLSA SETTLEMENT CLASS MEMBER” refers to any member of the FLSA CLASS who opts-in by timely submitting a CLAIM FORM and a W-9 FORM.
     R. “JANUARY 1, 2004 — AUGUST 9, 2005 SST WEEK VALUE” shall equal $18.27.
     S. “LITIGATION” refers to the action filed on or about July 7, 2005, entitled Stahl, et al. v. Mastec, Inc. et al., Case No. 8-05-CV-01265-JDW-TGW, and to be subsequently amended by Plaintiffs’ First Amended Complaint as set forth in Paragraph I (D), which is currently pending in the United States District Court for the Middle District of Florida, Tampa Division.
     T. “MASTEC” refers to MasTec, Inc. and MasTec North America, Inc. d/b/a Advanced Technologies.
     U. “MAXIMUM GROSS SETTLEMENT AMOUNT” refers to the amount set forth herein at Paragraph III.B.

     V. MAY 27, 2006 — SEPTEMBER 28, 2007 SST WEEK VALUE” — (To be defined)
     W. An “OPT-OUT” is a member of the SST STATE LAW CLASS or RCT STATE LAW CLASS who has timely filed a Request for Exclusion as specified in Paragraph VII.A. herein.
     X. “OPT-OUT PERIOD” refers to the period beginning with the date CLASS NOTICE is first mailed to members of the SETTLEMENT CLASSES and ending sixty (60) days after the date of first mailing.
     Y. “PARTIES” refers to the PLAINTIFFS named in the above-captioned case and MASTEC and, in the singular, refers to any of them, as the context makes apparent.
     Z. “PLAINTIFFS” refers to those individuals named in the above-captioned case.
     AA. “PRELIMINARY APPROVAL ORDER” refers to the order of the COURT granting preliminary approval of this SETTLEMENT AGREEMENT on the terms provided herein or as the same may be modified by subsequent mutual agreement of the parties.
     BB. “PRO RATA ADJUSTMENT FACTOR” equals the amount calculated by dividing the REVISED MAXIMUM GROSS SETTLEMENT AMOUNT by the product of the total number of weeks worked by members of the SETTLEMENT CLASSES in each period multiplied by the value of a week in each period, excluding weeks worked by individuals slated to receive a service payment of $1,500 or more.

     CC. “RCT” means an individual who was employed in MASTEC’S Broadband Division in California and performed residential consumer cable installations, repairs, or servicing during the RCT STATE LAW CLASS PERIOD.
     DD. The “RCT STATE LAW CLASS PERIOD” means October 10, 2001 through and including December 31, 2005.
     EE. “RCT WEEK VALUE” shall equal $63.01.
     FF. “RELATED PERSONS” refers to MASTEC and their past, present, and future parents, affiliates, subsidiaries, divisions, predecessors, successors, partners, joint venturers, affiliated organizations, shareholders, insurers, reinsurers and assigns, and each of its past, present and future officers, directors, trustees, agents, employees, attorneys, contractors, representatives, benefits plans sponsored or administered by MASTEC, divisions, units, branches and any other persons or entities acting on their behalf.
     GG. “RELEASED PERSONS” refers to MASTEC and their past, present, and future parents, affiliates, subsidiaries, divisions, predecessors, successors, partners, joint venturers, affiliated organizations, shareholders, insurers, reinsurers and assigns, and each of its past, present and future officers, directors, trustees, agents, employees, attorneys, contractors, representatives, benefits plans sponsored or administered by MASTEC, divisions, units, branches and any other persons or entities acting on their behalf.
     HH “REVISED MAXIMUM GROSS SETTLEMENT AMOUNT” means the total amount set forth in Exhibit 11 for service payments plus an amount for attorneys’ fees, expenses, and costs as approved by the Court deducted from the MAXIMUM GROSS SETTLEMENT AMOUNT.

     II. “SETTLEMENT AGREEMENT” refers to this Stipulation and Settlement Agreement.
     JJ. “SETTLEMENT CLAIMS ADMINISTRATOR” refers to Settlement Services, Inc.; or such other entity upon whom the PARTIES mutually agree.
     KK. “SETTLEMENT CLASSES” collectively refers to those persons to be conditionally certified by the COURT solely for the purpose of effectuating this SETTLEMENT AGREEMENT. The SETTLEMENT CLASSES shall consist of the following individuals and shall be defined as follows:
(1)	SST STATE LAW CLASS — refers to any and all persons employed by MASTEC as a SST at any time during the period from January 1, 2004 through and including September 28, 2007 in Florida, Georgia, Maryland, New Jersey, New Mexico, North Carolina, South Carolina, Texas and Virginia.

(2)	RCT STATE LAW CLASS — refers to any and all persons employed by MASTEC’S Broadband Division in California as a RCT responsible for residential consumer cable installations, repairs, or servicing at any time from October 10, 2001 through and including December 31, 2005.

(3)	FLSA CLASS refers to: (a) any and all persons employed by MASTEC as SSTs at any time during the period from January 1, 2004 through and including September 28, 2007; and (b) any and all persons employed by MASTEC’S Broadband Division in California as RCTs responsible for residential consumer cable installations, repairs, or servicing at any time during the period from January 1, 2004 through and including December 31, 2005.

     LL. “SETTLEMENT PAYMENT” refers to the payment to which an AUTHORIZED CLAIMANT shall become entitled pursuant to this SETTLEMENT AGREEMENT, and as more fully set forth in Paragraph III.B.1.a. — h. below.
     MM. “SST” means an individual who was employed in MASTEC’S Advanced Technologies Division as an apprentice technician, technician or lead technician and who performed satellite system installations, repairs or service for DirecTV and its customers during the SST STATE LAW CLASS PERIOD.
     NN. The “SST STATE LAW CLASS PERIOD” means January 1, 2004 through and including September 28, 2007.
     OO. “STATE LAW RELEASED CLAIMS” refers to released claims set forth in Paragraph III.D.1.
     PP. “STATE LAW RELEASING PERSONS” means each and every STATE LAW SETTLEMENT CLASS MEMBER and their respective heirs, beneficiaries, devisees, legatees, executors, administrators, trustees, conservators, guardians, personal representatives, successors-in-interest and assigns.
     QQ. “STATE LAW SETTLEMENT CLASS MEMBER” refers to any potential member of the SST STATE LAW CLASS or RCT STATE LAW CLASS who does not file a valid or timely Request for Exclusion as provided in Paragraph VII of the SETTLEMENT AGREEMENT.

     RR. “W-9 FORM” refers to the Department of the Treasury Internal Revenue Service Form W-9, Request for Taxpayer Identification Number and Certification (Exhibit 14).
III. TERMS OF SETTLEMENT
A. FINAL EFFECTIVE DATE
     1. Shall be the first date after all of the following events and conditions have been met or have occurred:
          a. The COURT has, by entry of a PRELIMINARY APPROVAL ORDER:
          (1) Approved the conditional certification of the relevant SETTLEMENT CLASSES;
          (2) Preliminarily approved the settlement set forth in this SETTLEMENT AGREEMENT, and the method of providing CLASS NOTICE to the relevant SETTLEMENT CLASSES; and
          (3) Set a hearing for the final approval of the settlement.
          b. The COURT has entered a FINAL APPROVAL ORDER approving this settlement and the COURT has entered the judgment as provided in Paragraph V;
          c. The deadline has passed without action for any Party to terminate the SETTLEMENT AGREEMENT pursuant to Paragraph X.B.; and
          d. The time to appeal from the FINAL APPROVAL ORDER has expired and no notice of appeal has been filed; and

          e. In the event that an appeal is actually filed, the latest of the following, if applicable, has occurred:
          (1) Any appeal from the FINAL APPROVAL ORDER has been finally dismissed;
          (2) The FINAL APPROVAL ORDER has been affirmed on appeal in a form substantially identical to the form of the FINAL APPROVAL ORDER entered by the COURT;
          (3) The time to petition for review with respect to any appellate decision affirming the FINAL APPROVAL ORDER has expired;
          (4) If a petition for review of an appellate decision is filed, the petition has been denied or dismissed, or, if granted, has resulted in affirmance of the FINAL APPROVAL ORDER in a form substantially identical to the form of the FINAL ORDER entered by the COURT. The PARTIES agree that the COURT shall retain jurisdiction to enforce the terms of this SETTLEMENT AGREEMENT unless specifically set forth otherwise herein.
B. MAXIMUM GROSS SETTLEMENT AMOUNT
     1. As consideration for the settlement described herein in this SETTLEMENT AGREEMENT and in full settlement and satisfaction of all monetary claims and payments to any AUTHORIZED CLAIMANTS encompassed by this SETTLEMENT AGREEMENT, and for CLASS COUNSEL’S attorneys’ fees, expenses, and costs, MASTEC shall pay no more than the MAXIMUM GROSS SETTLEMENT AMOUNT of Twelve Million Six Hundred Thousand Dollars ($12,600,000), to AUTHORIZED CLAIMANTS and CLASS COUNSEL, using a “claims made” procedure as follows:
          a. Within eleven (11) days of MASTEC’S signing of this SETTLEMENT AGREEMENT, MASTEC shall provide the SETTLEMENT CLAIMS ADMINISTRATOR with a list containing the names, Social Security numbers, employee identification number, SST or RCT designation, and a count of the weeks of work as an SST and/or RCT during the SST STATE LAW CLASS PERIOD and/or the RCT STATE LAW CLASS PERIOD for all members of the SETTLEMENT CLASSES. The list of members of the SETTLEMENT CLASSES shall also be provided to CLASS COUNSEL with the names and Social Security numbers omitted. Within eleven (11) days of receipt of the list of members of the SETTLEMENT CLASSES, the SETTLEMENT CLAIMS ADMINISTRATOR shall calculate the POTENTIAL GROSS SETTLEMENT AMOUNT for each member of the SETTLEMENT CLASSES pursuant to the following formula.
     (i) The total amount set forth in Exhibit 11 for service payments plus an amount for attorneys’ fees, expenses, and costs as approved by the Court shall be deducted from the MAXIMUM GROSS SETTLEMENT AMOUNT to obtain a REVISED MAXIMUM GROSS SETTLEMENT AMOUNT. The PARTIES agree that the RCT WEEK VALUE shall equal $63.01 per week, the JANUARY 1, 2004 — AUGUST 10, 2005 SST WEEK VALUE shall equal $18.27 per week; the AUGUST 11,

2005 — MAY 26, 2006 SST WEEK VALUE shall equal $57.26; and the MAY 27, 2006 — SEPTEMBER 28, 2007 SST WEEK VALUE shall equal $14.42.
     (ii) The week values set forth above shall be used to calculate a PRO RATA ADJUSTMENT FACTOR by dividing the REVISED MAXIMUM GROSS SETTLEMENT AMOUNT by the product of the total number of weeks worked by members of the SETTLEMENT CLASSES in each period multiplied by the value of a week in each period, excluding weeks worked by individuals slated to receive a service payment of $1,500 or more.
     (iii) Each member of the RCT STATE LAW CLASS who is not slated to receive a service payment of $1,500 or more shall be allocated an additional share of the REVISED MAXIMUM GROSS SETTLEMENT AMOUNT which shall be equal to the number of weeks worked during the RCT STATE LAW CLASS PERIOD by the RCT STATE LAW CLASS member multiplied by the RCT WEEK VALUE times the PRO RATA ADJUSTMENT FACTOR.
     (iv) Each member of the SST STATE LAW CLASS who is not slated to receive a service payment of $1,500 or more shall be allocated an additional share of the REVISED MAXIMUM GROSS SETTLEMENT AMOUNT which shall be equal to the number of weeks worked during the period January 1, 2004 — August 10, 2005 by the SST STATE LAW CLASS member multiplied by the JANUARY 1, 2004 — AUGUST 10, 2005 SST WEEK VALUE plus the number of weeks worked during the period August 11, 2005 to May 26, 2006 by the SST STATE LAW CLASS member multiplied by the AUGUST 11, 2005 — MAY 26, 2006 SST WEEK VALUE plus the number of weeks worked during the period May 27, 2006 — September 28, 2007 by the SST STATE

LAW CLASS member multiplied by the MAY 27, 2006 — SEPTEMBER 28, 2007 SST WEEK VALUE times the PRO RATA ADJUSTMENT FACTOR.
     (v) Each member of the FLSA CLASS who is not a member of the SST STATE LAW CLASS or RCT STATE LAW CLASS who is not slated to receive a service payment of $1,500 or more shall be allocated a share pursuant to the formula for members of the SST STATE LAW CLASS.
          b. When complete, the individualized list of the GROSS SETTLEMENT AMOUNTS calculated by the SETTLEMENT CLAIMS ADMINISTRATOR for all members of the SETTLEMENT CLASSES shall equal the MAXIMUM GROSS SETTLEMENT AMOUNT. This list shall be provided to CLASS COUNSEL and counsel for MASTEC, who shall have five (5) business days to review and comment on the calculations. The list to be provided to CLASS COUNSEL shall not identify members of the SETTLEMENT CLASSES by name but instead utilize a unique identifying number. The SETTLEMENT CLAIMS ADMINISTRATOR shall review any comments received from CLASS COUNSEL or Counsel for MASTEC and shall finalize the GROSS SETTLEMENT AMOUNT list within five (5) business days of any comments received by either CLASS COUNSEL or counsel for MASTEC. The SETTLEMENT CLAIMS ADMINISTRATOR’s determination after input from CLASS COUNSEL and counsel for MASTEC of the GROSS SETTLEMENT AMOUNTS shall be final and not subject to appeal to the district court or appellate courts.
          c. Members of the SETTLEMENT CLASSES who timely file CLAIM FORMS and W-9 FORMS and become AUTHORIZED CLAIMANTS shall receive their individually calculated GROSS SETTLEMENT AMOUNT less required withholding and attorneys’ fees, expenses, and costs.
          d. The PARTIES agree that all SETTLEMENT PAYMENTS to be issued to AUTHORIZED CLAIMANTS, other than CLASS COUNSEL’S attorneys’ fees, expenses, and costs, shall be separated into equal payments for back wages and liquidated damages. The back wages shall be subject to all required employee paid payroll taxes (federal income taxes, state income taxes, employee’s share of FICA and FUTA taxes, and other state-specific statutory deductions) and other authorized or required deductions (garnishments, tax liens, child support, etc.), which the AUTHORIZED CLAIMANTS will be responsible for paying from their allotted SETTLEMENT PAYMENTS. MASTEC shall pay the employer’s share of FICA and FUTA and any other employer state-specific requirements on SETTLEMENT PAYMENTS characterized as back wages, which amount shall not be included in, but will be in addition to, the MAXIMUM GROSS SETTLEMENT AMOUNT. The liquidated damage portion shall be characterized as payment for alleged liquidated damages under the FLSA and treated as income to the AUTHORIZED CLAIMANT. MASTEC will report the back wage payment to the AUTHORIZED CLAIMANT on an IRS Form W-2 and the liquidated damage payment on an IRS Form 1099.
          e. CLASS COUNSEL shall make an application to the COURT for an award of thirty percent of the MAXIMUM GROSS SETTLEMENT AMOUNT ($3,780,000) as payment of attorneys’ fees, expenses, and costs. MASTEC will not oppose this request. The amount approved for payment of attorneys’ fees, expenses, and costs will be taken from thirty percent of the back wages and liquidated damages to be paid to AUTHORIZED CLAIMANTS. MASTEC will report as income on an IRS Form 1099 each AUTHORIZED CLAIMANT’S pro rata share of the amount approved by the Court for payment of attorneys’ fees, expenses and costs. Should thirty percent of the MAXIMUM GROSS SETTLEMENT AMOUNT due as attorneys’ fees, expenses, and costs ($3,780,000) not be met from the amounts to be paid to AUTHORIZED CLAIMANTS, the remaining amount of attorneys’ fees, expenses, and costs due will be paid from the remaining portion of the MAXIMUM GROSS SETTLEMENT AMOUNT after all back wages and liquidated damages have been allocated to AUTHORIZED CLAIMANTS pursuant to the terms of this SETTLEMENT AGREEMENT. Payment of such attorneys’ fees, expenses, and costs shall be made by delivery of the amount approved for payment of attorneys’ fees, expenses, and costs to Burr & Smith, LLP within sixty (60) days of the FINAL EFFECTIVE DATE. Payment of such attorneys’ fees, expenses, and costs to CLASS COUNSEL shall constitute full satisfaction of any and all obligations by MASTEC to pay any person, attorney or law firm for attorneys’ fees, expenses or costs incurred on behalf of PLAINTIFFS and all members of the FINAL SETTLEMENT CLASSES, and shall relieve the RELEASED PERSONS of any other claims or liability to any person for any attorneys’ fees, expenses, and costs to which any person may claim to be entitled on behalf of PLAINTIFFS or any members of the FINAL SETTLEMENT CLASSES for this LITIGATION. Upon payment of CLASS COUNSEL’S attorneys’ fees, expenses, and costs hereunder, CLASS COUNSEL shall release Defendants and RELEASED PERSONS from any and all claims for prevailing party attorneys’ fees, expenses, and costs relating to this LITIGATION.

          f. From the MAXIMUM GROSS SETTLEMENT AMOUNT, CLASS COUNSEL shall seek service payments for those members of the SETTLEMENT CLASSES listed on Exhibit “11” and who timely submit CLAIM FORMS and W-9 FORMS and become AUTHORIZED CLAIMANTS: (i) $9,800 to PLAINTIFFS Art Fulford and Keith Simpson as payment for their wage and hour claims, for executing a confidentiality agreement and a general release, for releasing their alleged retaliation claims and for their significant involvement and time spent preparing for mediation for the benefit of the SETTLEMENT CLASSES; (ii) $58,500 to Plaintiff James Stahl, as payment for his wage and hour claims, for executing a confidentiality agreement and a general release, for resolving his alleged Florida Whistleblower Act claim, Fla. Stat., section 448, his retaliation claims, and for his time and effort in representing the SETTLEMENT CLASSES in numerous mediations; (iii) $8,500 to Opt-In Plaintiffs Angel Candelario, Christopher Creary, Joe Hernandez, Robert Mogollon, Balkrishna Rambharose, and Ralph Wilson for their wage and hour claims, their time and effort in mediation, for executing a confidentiality agreement and a general release, and for releasing their alleged retaliation claims; (iv) $21,500 each to Opt-In Plaintiffs John Pacheco, Erik Gastelum, and Jorge Chavez for their wage and hour claims, their time and effort in mediation, for executing a confidentiality agreement and general release, for releasing their alleged retaliation claims, and for releasing their claims that they were misclassified by MASTEC as supervisors exempt from overtime and minimum wage under Federal and California law; (v) $3,000 each to named PLAINTIFFS Jose A. Gonzalez, Leonides Gonzalez, John S. Miller, Carl Shane, Hector Cumbalaza, Carlos Inclan, Gary Cameron, Hector Vasquez, Jerry Thompson, Kenneth Willis, Richard

Hamilton, Robert Rowland, Bradley Collins, Eddie Armour, Brandon Parish, Jermaine Davenport, Hollis Johns, and Jeffrey Satala and Opt-In Plaintiff William Stabenow for their wage and hour claims, for executing a confidentiality agreement and a general release, for releasing their alleged retaliation claims, and in recognition of substantial services performed for the benefit of the SETTLEMENT CLASSES; and (vi) $1,500 each to Opt-In Plaintiffs Jeremy Bush and Tiwan Cobb for their wage and hour claims, for executing a confidentiality agreement and a general release, for releasing their alleged retaliation claims, and in recognition of substantial services performed for the benefit of the SETTLEMENT CLASSES; and (vii) $500 to the Opt-In Plaintiffs listed on Exhibit 11, for their wage and hour claims, for executing a release, for releasing their alleged retaliation claims and in recognition of substantial services performed for the benefit of the SETTLEMENT CLASSES.
          g. SETTLEMENT PAYMENTS to members of the SETTLEMENT CLASSES who timely submit CLAIM FORMS and W-9 FORMS, become AUTHORIZED CLAIMANTS and are eligible to receive a service payment of $1,500 or more, shall be divided into two payments. The first payment representing fifty percent (50%) of the SETTLEMENT CLASSES member’s total SETTLEMENT PAYMENT, less applicable taxes and deductions, shall be made within sixty (60) days of the FINAL EFFECTIVE DATE. The remaining payment representing the balance of the AUTHORIZED CLAIMANT’S SETTLEMENT PAYMENT shall be issued 180 days after the first payment is issued.
          h. SETTLEMENT PAYMENTS to all other members of the SETTLEMENT CLASSES not identified by paragraph III.B.1.f. who timely submit

CLAIM FORMS and W-9 FORMS and become AUTHORIZED CLAIMANTS shall receive their total SETTLEMENT PAYMENTS, less applicable taxes and deductions, within sixty (60) days of the FINAL EFFECTIVE DATE.
          i. Any portion of the MAXIMUM GROSS SETTLEMENT AMOUNT that remains after SETTLEMENT PAYMENTS, SERVICE PAYMENTS and the payment of attorneys’ fees, expenses and costs are made to AUTHORIZED CLAIMANTS and CLASS COUNSEL shall be retained by MASTEC and remain its sole and exclusive property.
     2. In addition to the MAXIMUM GROSS SETTLEMENT AMOUNT to be paid in the event all members of the SETTLEMENT CLASSES timely submit CLAIM FORMS and W-9 FORMS, MASTEC shall pay all reasonable costs of notice to SETTLEMENT CLASSES, including the costs of searching for additional addresses for any notice returned undeliverable, and all reasonable expenses and fees of the SETTLEMENT CLAIMS ADMINISTRATOR for work performed consistent with the duties assigned to the SETTLEMENT CLAIMS ADMINISTRATOR in paragraph VIII.B.
     3. CLASS COUNSEL and members of the FINAL SETTLEMENT CLASSES, agree that, for settlement purposes only, the Motor Carrier Act (MCA) defense precludes any FLSA overtime claims, as well as state law overtime claims in those states that recognize the MCA defense against MASTEC prior to August 10, 2005.
     4. Members of the FINAL SETTLEMENT CLASSES who are current employees and who opt into this settlement also agree to certify in writing at the time of execution of the appropriate CLAIM FORMS that they: (1) agree to comply with

MASTEC’S payroll reporting policies and accurately report all working time; (2) will immediately report to a designated Company contact any improper instruction by anyone to work off-the-clock or otherwise under report any working time; and (3) will not perform any off-the-clock work.
C. Confidentiality Provisions
     1. AUTHORIZED CLAIMANTS who will not receive a service payment of $1,500.00 or more, shall execute the CLAIM FORM attached hereto as Exhibit 3 (former employees) or Exhibit 4 (current employees) and complete and execute a W-9 FORM attached hereto as Exhibit 14.
     2. AUTHORIZED CLAIMANTS who will receive a service payment of $1,500 or more, shall execute the CLAIM FORM, attached hereto as Exhibit 5 (former employees who are under 40 years old), Exhibit 6 (former employees who are 40 years old or older), Exhibit 7 (current employees who are under 40 years old), Exhibit 8 (current employees who are 40 years old or older), or Exhibit 9 (Plaintiffs or Opt-In Plaintiffs Creary, Fulford, Stabenow, Stahl, and Wilson), and complete and execute a W-9 FORM attached hereto as Exhibit 14. In their confidentiality agreement, Creary, Fulford, Stabenow, Stahl and Wilson will be required to certify under oath that since September 20, 2006, they have not disclosed the terms of this settlement to any other individual, except to the extent that the PARTIES’ Summary of Key Terms of Settlement Agreement was disclosed by CLASS COUNSEL prior to September 25, 2007 or where required to do so by law. Should the AUTHORIZED CLAIMANTS who will receive a service payment of $1,500 or more violate the confidential provisions of the CLAIM FORM, they will forfeit any remaining funds to be paid as part of the settlement. The

PARTIES agree that should MASTEC reasonably believe that the AUTHORIZED CLAIMANT(S) violated the provisions of the CLAIM FORM, MASTEC may terminate the remaining payments to the AUTHORIZED CLAIMANT(S) by notifying the AUTHORIZED CLAIMANT(S) in writing. The third-party administrator will be notified to terminate the remaining payments with copy of such notice to the AUTHORIZED CLAIMANT(S).
     Should the AUTHORIZED CLAIMANT(S) believe that the remaining payment was improperly terminated, the AUTHORIZED CLAIMANT(S) shall file a claim with the American Arbitration Association (“AAA”) in Tampa, Florida within thirty (30) days following his receipt of such notice, to determine the issue of whether a violation of the confidentiality provision occurred. The PARTIES agree that such arbitration shall be subject to the Commercial Arbitration Rules in effect at the time the SETTLEMENT AGREEMENT is executed.
D. Release of Claims; Waiver; Assignment of Rights
     1. Release by STATE LAW SETTLEMENT CLASS MEMBERS: Effective as of the FINAL EFFECTIVE DATE, each and every STATE LAW SETTLEMENT CLASS MEMBER and their respective heirs, beneficiaries, devisees, legatees, executors, administrators, trustees, conservators, guardians, personal representatives, successors-in-interest, and assigns (collectively, the “STATE LAW RELEASING PERSONS”) hereby forever completely release and discharge MASTEC, and the RELEASED PERSONS, as defined earlier in this SETTLEMENT AGREEMENT, from any and all wage-related claims, demands, rights, liabilities, expenses, and losses of any kind, that any of the STATE LAW RELEASING PERSONS has, had, might have or might have had against any of the RELEASED PERSONS based on any act or omission that occurred at any time up to and including September 28, 2007, in any way related to any of the facts or claims alleged in this LITIGATION or by reason of the negotiations leading to this settlement, even if presently unknown and/or un-asserted. The matters released herein include any claims that could be brought by SSTs or RCTs alleging that MASTEC retaliated against them for complaining about their wages or for asserting wage-related claims, any wage-and-hour laws or other laws, and any other claims of any kind related to MASTEC’S alleged failure to pay wages to SSTs and/or RCTs through September 28, 2007, including but not limited to:
     California Labor Code Sections 201-204, 212, 221 et. seq., 226, 226.7, 400 et. seq., 510 et seq., 512, 558, 1194, 2699 et seq., and 2802; Wage Order 4 of the Industrial Welfare Commission (“IWC”) Wage Orders (8 Cal. ¶Code Regs. §11010 et seq.); the California Business & Professions Code § 17200 and Code of Civil Procedure § 1021.5 and 1542; the California Private Attorney General Act, Florida Statute § 448.08, the Florida Minimum Wage law, Florida Constitution, Art. X, § 24; Georgia Minimum Wage Law, GA. Code, § 34-4-6 et. seq.; Maryland Wage and Hour Law and Maryland Wage Payment and Collection Law, Md. Code §§ 3-401, et. seq., 3-501, et. seq.; New Mexico Labor Conditions and Payment of Wages Laws and Minimum Wage Act, N.M.S.A. §§ 50-4-01, et. seq. and N.M. Admin Code tit.; North Carolina General Statute §§ 95-24; South Carolina Payment of Wages Act, S.C. Code, § 41-10-10 et. seq.; Virginia Minimum Wage Act, Va. Code Ann. §§ 40.1-28.8; New Jersey State Wage and Hour Law, N.J.S.A. 34:11-56a, et seq.; Pennsylvania Minimum Wage Act of 1968, 43 P.S. §333.101 et seq. and Wage Payment and Collection Law, 43 P.S. §260.1, et seq.; Alaska Wage and Hour Act, A.S. §§23.10.050, et seq.; Minimum Wage Act of the State of Arkansas, A.C.A. §§11-4-201, et seq., Colorado Minimum Wage Law, C.R.S. §§8-6-101, et seq. and Colorado Wage Order No. 22, 7 C.C.R. 1103-1, C.C.H. 6-41, 801, et seq.; Connecticut Wage and Hour Law, C.G.S. §§31-58, et seq. and Connecticut Agency Regulation. 31-60-10(a); Delaware Wage Payment and Collection Act, 19 Del. C. §1113, et seq.; District of Columbia Minimum Wage Act, D.C. Code §§32-1001, et seq.; Hawaii Wage and Hour Law, H.R.S. §§ 387, et. seq.; Idaho Hours Worked Act, I.C.A. §§44-1201, et seq.; Illinois Minimum Wage Law, 820 I.L.C.S. 10511, et seq. and 56 Ill. Admin. Code §210.100; Indiana Minimum Wage Law of 1965, Ind. Code §§22-2-2-1, et seq.; Iowa Wage Payment and Collection Act, I.C.A §§91A.1, et seq.; Kansas Minimum Wage and Maximum Hours Law, K.S.A. §§44-1201, et seq.; Kentucky Wages and Hours Laws, K.R.S. §§337, et seq. and 803 Ky. Admin. Regs. 1:005, et seq.; Maine Minimum Wages Laws, 26 M.R.S.A. §§661, et seq.; Maryland Wage and Hour Law and Maryland Wage

Payment and Collection Law, Md. Code §§3-401, et seq., 3-501, et seq.; Massachusetts Minimum Fair Wage Law, G.L. c. 151 §§IA, et seq. and 455 C.M.R. §2.01 et seq.; Michigan Minimum Wage Law of 1964, M.C.L. 408.381, et seq.; Minnesota Fair Labor Standards Act, Minn.Stat. §177.21, et seq.; Montana Wages and Wage Protection Laws, §§39-2-101, et seq. and 39-4-101, et seq., M.C.A. and Mont. Admin. R. 24.16. 1001 et seq.; Nebraska Wage Payment and Collection Act, Neb.Rev.Stat, §48-1228, et seq.; Nevada Compensation, Wages and Hours Laws, N.R.S. 608.005, et seq.; New Hampshire Minimum Wage Law, R.S.A. 279:1, et seq.; New Mexico Labor Conditions and Payment of Wages Laws and Minimum Wage Act, N.M.S.A. §§50-4-01, et seq. and N.M. Admin Code tit. 11, §1.4.7(I) et seq.; New York Minimum Wage Act, §§650 et seq. and Minimum Wage Orders, 12 N.Y.C.R.R. 142-1.1 et seq.; North Carolina Wage and Hour Act, N.C. Gen.Stat. §§95-24, et seq.; North Dakota Minimum Wages and Hours Laws, N.D.C.C. §§34-06-01, et seq. and Minimum Wage and Work Conditions Order, N.D.Admin.Code §46-02-07, et seq.; Ohio Minimum Fair Wage Standards Act, R.C. §§4111.01, et seq.; Oklahoma Protection of Labor Laws, 40 Okl.St.Ann §§165.1, et seq.; Oregon Labor and Employment Laws, O.R.S. 651.010, et seq. and Oregon Administrative Rules, O.A.S. 839-020-0030, 0080 et seq.; Puerto Rico Working Hours and Days Laws, 29 L.P.R.A. §§271, et seq.; Rhode Island Minimum Wage Act, G.L. §§28-12-1, et seq.; South Carolina Payment of Wages Act, S.C. Code, § 41-10-10 et. seq.; South Dakota Labor and Employment Laws, S.D.C.L. 60-1-1, et seq.; Vermont Wages and Medium of Payment Laws, 21 V.S.A. §§341, et seq.; Virginia Minimum Wage Act, Va. Code Ann. §§40.1-28.8 et seq.; Washington Minimum Wage Act, R.C.W. 49.46.005, et seq. and Washington Minimum Wage Rules, WAC 296-126 et seq.; West Virginia Minimum Wage and Maximum Hours Act, W.Va.Code §25-5C-1, et seq.; Wisconsin Hours of Labor Laws, Wis. Stat. §§103.01 et seq. and Wisconsin Hours of Work and Overtime Rules, Wis. Admin. Code, §§DWD 272.01 et seq. and 274.01 et seq.; and Wyoming Minimum Wages, W.S. 1977 §§27-4-201, et seq. and Collection of Unpaid Wages, §§27-4-501, et seq.
     The STATE LAW RELEASING PERSONS further covenant and agree not to accept, recover or receive any back pay, liquidated damages, other damages or any other form of relief based on any claims asserted or settled in this LITIGATION which may arise out of, or in connection with any other individual, class or any administrative remedies pursued by any federal, state or local governmental agency against any of the RELEASED PERSONS. FLSA Claims are released for those members of the SETTLEMENT CLASSES who timely file CLAIM FORMS and W-9 FORMS.
     The STATE LAW RELEASING PERSONS further covenant and agree not to take any steps to initiate, file or participate in any claim under the California Private

Attorney General Act, California Labor Code section 2699 et seq. with respect to any claims for violation of the California Labor Code that allegedly arose during the time period of October 10, 2001 through the time this agreement is signed.
     2. Release by FLSA SETTLEMENT CLASS MEMBERS: Effective as of the FINAL EFFECTIVE DATE, each and every FLSA SETTLEMENT CLASS MEMBER who timely files a CLAIM FORM and W-9 FORM and their respective heirs, beneficiaries, devisees, legatees, executors, administrators, trustees, conservators, guardians, personal representatives, successors-in-interest, and assigns (collectively, the “FLSA RELEASING PERSONS”) hereby forever completely release and discharge MASTEC, and the RELEASED PERSONS, from any and all claims pursuant to Fair Labor Standards Act of 1938 (“FLSA”), 29 U.S.C. § 201, et. seq., of any kind, that any of the FLSA RELEASING PERSONS has, had, might have or might have had against any of the RELEASED PERSONS based on any act or omission that occurred up to and including September 28, 2007, in any way related to any of the facts or claims alleged in this LITIGATION or by reason of the negotiations leading to this settlement, even if presently unknown and/or un-asserted. The matters released by the FLSA RELEASING PERSONS herein also include any FLSA retaliation claims that could be brought by SSTs or RCTs against MASTEC or any RELEASED PERSONS based on any act or omission that occurred up to and including September 28, 2007.
     FLSA RELEASING PERSONS further covenant and agree not to accept, recover or receive any back pay, liquidated damages, other damages or any other form of relief based on any FLSA claims asserted or settled in this LITIGATION which may arise out of, or in connection with any other individual, class or any administrative remedies pursued by any federal, state or local governmental agency against any of the RELEASED PERSONS.
     3. Waiver of California Civil Code section 1542: The FLSA RELEASING PERSONS and STATE LAW RELEASING PERSONS acknowledge that they each may have claims related to the STATE LAW RELEASED CLAIMS and FLSA RELEASED CLAIMS that are presently unknown and that the release contained in this SETTLEMENT AGREEMENT is intended to and will fully, finally, and forever discharge even such claims, whether now asserted or un-asserted, known or unknown, to the extent they fall within the description of claims being released above.
ACCORDINGLY, EACH FLSA RELEASING PERSON AND STATE LAW RELEASING PERSON EXPRESSLY UNDERSTANDS AND AGREES TO WAIVE THE PROVISIONS OF, AND RELINQUISH ALL RIGHTS AND BENEFITS AFFORDED BY, CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES IN FULL AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

     In giving this waiver, the FLSA RELEASING PERSONS and STATE LAW RELEASING PERSONS acknowledge that they have been advised of California Civil Code section 1542, they may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the subject matter released herein, but agree that they have taken that possibility into account in reaching this SETTLEMENT AGREEMENT and that, notwithstanding the discovery or existence of any such additional or different facts, as to which the FLSA RELEASING PERSONS and STATE LAW RELEASING PERSONS expressly assume the risk, they freely and voluntarily give the release set forth above. Upon the FINAL EFFECTIVE DATE of this SETTLEMENT AGREEMENT, or upon such earlier date as a SETTLEMENT PAYMENT has been issued to the individual FLSA RELEASING PERSONS and STATE LAW RELEASING PERSONS, members of the FINAL SETTLEMENT CLASS shall be deemed to have given this release.
     4. Assignment: PLAINTIFFS, for themselves and on behalf of the other STATE LAW RELEASING PERSONS and FLSA RELEASING PERSONS, represent and warrant that nothing which would otherwise be released herein has been assigned, transferred, or hypothecated or purportedly assigned, transferred, or hypothecated. Upon the FINAL EFFECTIVE DATE of this SETTLEMENT AGREEMENT, or upon such earlier date as a SETTLEMENT PAYMENT has been issued to the individual RELEASING PARTY, members of the FINAL SETTLEMENT CLASS shall be deemed to have given this warranty.

     5. General Releases: As set forth in Paragraph III.B.1.f, certain members of the SETTLEMENT CLASSES will be required to execute full and complete releases of any and all claims against Defendants.
     6. Tolling Agreement: On October 10, 2005, the running of the statutes of limitations for all SSTs and RCTs employed by MASTEC was tolled by agreement of the parties. As of May 26, 2006, the tolling of the statutes of limitations was ended by agreement of the parties.
IV. DUTIES OF THE PARTIES PRIOR TO COURT APPROVAL
     A. Permission to File Amended Collective and Class Action Complaint: As soon as practicable after the execution of this SETTLEMENT AGREEMENT, CLASS COUNSEL shall, with appropriate COURT approval, file Plaintiffs’ First Amended Complaint, a copy of which is attached as Exhibit 1 which will seek certification of SETTLEMENT CLASSES.
     B. Seek Preliminary Approval: As soon as practicable after the execution of this SETTLEMENT AGREEMENT, but no later than thirty (30) days after the execution of the SETTLEMENT AGREEMENT by MASTEC and CLASS COUNSEL, CLASS COUNSEL, on behalf of PLAINTIFFS and all potential members of the SETTLEMENT CLASSES, and MASTEC shall submit this SETTLEMENT AGREEMENT to and move the COURT for an Order, a copy of which is attached as Exhibit “12” (“PRELIMINARY APPROVAL ORDER”), which shall:
          1. Assert jurisdiction over the claims and PARTIES alleged in the Plaintiffs’ First Amended Complaint and the implementation and administration of this SETTLEMENT AGREEMENT;

          2. Grant preliminary approval of the settlement set forth in this SETTLEMENT AGREEMENT as adequate, fair, and reasonable and in the best interests of all PLAINTIFFS and potential members of the SETTLEMENT CLASSES;
          3. Conditionally certify the Rule 23 and Section 216(b) classes as defined in this SETTLEMENT AGREEMENT for settlement purposes only;
          4. Appoint James Stahl, Jose A. Gonzalez, Leonides Gonzalez, Art Fulford, John S. Miller, Carl Shane, Hector Cumbalaza, Carlos Inclan, Gary Cameron, Hector Vasquez, Jerry Thompson, Kenneth Willis, Richard Hamilton, Keith Simpson, Robert Rowland, Bradley Collins, Eddie Armour, Brandon Parish, Jermaine Davenport, Hollis Johns and Jeffrey Satala as SETTLEMENT CLASS representatives;
          5. Approve the CLASS NOTICE, and CLAIM FORMS, copies of which are attached as Exhibits “3” through “10” and authorize the mailing of the CLASS NOTICE, CLAIM FORMS, and W-9 FORMS to all members of the SETTLEMENT CLASSES.
          6. Appoint CLASS COUNSEL as counsel for the SETTLEMENT CLASSES pursuant to Fed. R. Civ. Pro. 23(g);
          7. Appoint Settlement Services, Inc. or some other claims administrator who is acceptable to the PARTIES as the SETTLEMENT CLAIMS ADMINISTRATOR pursuant to Fed. R. Civ. Pro. 53;
          8. Set a date for the execution and return of CLAIM FORMS and W-9 FORMS, filing of objections or opting out of the settlement; and
          9. Schedule a hearing for the final approval of the SETTLEMENT AGREEMENT and entry of a FINAL ORDER dismissing with prejudice all claims encompassed by this SETTLEMENT AGREEMENT (“FINAL ORDER”) in materially the same form as attached as Exhibit “13”.

     C. Seek Certification of Settlement Classes: The PARTIES agree to request the COURT to certify, for settlement purposes only, the following SETTLEMENT CLASSES:
          1. The following OPT-OUT SETTLEMENT CLASSES pursuant to Rule 23 of the Federal Rule of Civil Procedure: (a) The SST STATE LAW CLASS which refers to any and all persons employed by MASTEC as SSTs at any time during the period from January 1, 2004 through and including September 28, 2007 in Florida, Georgia, Maryland, New Jersey, New Mexico, North Carolina, South Carolina, Texas, and Virginia; and (b) the RCT STATE LAW CLASS which refers to any and all persons employed by MASTEC’S Broadband Division in California as RCTs responsible for residential consumer cable installations, repairs, or servicing at any time during the period from October 10, 2001 through and including December 31, 2005; and
          2. “FLSA CLASS” — An opt-in collective action class pursuant to Section 216(b) of the FLSA that refers to (i) any and all persons employed by MASTEC as SSTs at any time during the period from January 1, 2004 through and including September 28, 2007 and (ii) any and all persons employed by MASTEC’S Broadband Division in California as RCTs responsible for residential consumer cable installations, repairs, or servicing at any time during the period from January 1, 2004 through and including December 31, 2005.
     D. Opposition to Class Certification: MASTEC expressly reserves its right to oppose class certification should the SETTLEMENT AGREEMENT not become final.

     E. Dismissal With Prejudice: PLAINTIFFS and Defendant agree that they will stipulate to the dismissal with prejudice of the LITIGATION as amended by Plaintiffs’ First Amended Complaint on the date upon which a FINAL ORDER is entered by the COURT approving this SETTLEMENT AGREEMENT and dismissing this LITIGATION with prejudice and the FINAL ORDER becomes non-appealable, or, if such order is appealed by a Class Member, the date of the final resolution of any and all appeals approving this SETTLEMENT AGREEMENT and resulting in the carrying out of the terms of this SETTLEMENT AGREEMENT and the dismissal of the action with prejudice.
V. FINAL SETTLEMENT APPROVAL
     As part of this settlement, PLAINTIFFS shall timely contact the COURT to hold a FINAL APPROVAL HEARING for the purpose of obtaining the FINAL APPROVAL ORDER and entry of judgment granting dismissal of this action as amended by Plaintiffs’ First Amended Complaint with prejudice and permanently barring all STATE LAW RELEASING PERSONS from prosecuting against MASTEC, and the RELEASED PERSONS, as defined earlier in this SETTLEMENT AGREEMENT, any STATE LAW RELEASED CLAIMS which were or could have been asserted by the STATE LAW SETTLEMENT CLASS MEMBERS, including without limitation any claims arising out of the acts, facts, transactions, occurrences, representations, or omissions set forth in the Complaint in this action, through September 28, 2007, under state and federal law; and barring all FLSA RELEASING PERSONS from prosecuting against MASTEC, and the RELEASED PERSONS, as defined earlier in this SETTLEMENT AGREEMENT, any FLSA RELEASED CLAIMS which were or could have been asserted pursuant to the

FLSA, including without limitation any claims arising out of the acts, facts, transactions, occurrences, representations, or omissions set forth in the Complaint in this action, up to and including September 28, 2007, upon satisfaction of all payments and obligations hereunder. Except to the extent provided below in Paragraph X., the PARTIES agree to use their best efforts to affect these goals at the FINAL APPROVAL HEARING. The date of the FINAL APPROVAL HEARING shall be set by the COURT but in no event shall be scheduled prior to the required time frame set forth in the Class Action Fairness Act of 2005 and notice of such shall be provided to members of the SETTLEMENT CLASSES in the CLASS NOTICE, although such hearing may be continued by the COURT without further notice to members of the SETTLEMENT CLASSES, other than those who filed proper and timely objections.
VI. NOTICE TO SETTLEMENT CLASSES
     A. Upon the COURT’S preliminary approval of this SETTLEMENT AGREEMENT, MASTEC shall provide the SETTLEMENT CLAIMS ADMINISTRATOR a listing of each member of the SETTLEMENT CLASSES with his or her last known address, phone number, MASTEC Employee number (if known), and Social Security number. CLASS COUSEL shall also provide the SETTLEMENT CLAIMS ADMINISTRATOR with any updated addresses for members of the SETTLEMENT CLASSES upon preliminary approval. Prior to the sending of notice to the members of the SETTLEMENT CLASSES, the SETTLEMENT CLAIMS ADMINISTRATOR shall immediately attempt to confirm the accuracy of the names and addresses through the United States Post Office’s National Change of Address database and shall mail the COURT approved Notice and CLAIM FORMS and W-9 FORMS to all those individuals who have been identified by MASTEC’S records as included within the SETTLEMENT CLASSES definitions.

     B. The CLASS NOTICE will inform putative members of the SETTLEMENT CLASSES about this SETTLEMENT AGREEMENT and will also advise them of the opportunity to object to or OPT-OUT (or, in the case of the FLSA CLASS, to file consents to join in the settlement) and/or to appear at the FINAL APPROVAL HEARING at which the COURT will determine whether to grant final approval of this SETTLEMENT AGREEMENT. All mailings by the SETTLEMENT CLAIMS ADMINISTRATOR shall be by first class mail. If a notice is returned as undeliverable, the SETTLEMENT CLAIMS ADMINISTRATOR will perform one skip trace, and resend CLASS NOTICES once to those members of the SETTLEMENT CLASSES for whom it obtains more recent addresses.
     C. The SETTLEMENT CLAIMS ADMINISTRATOR shall send a copy of the FINAL APPROVAL ORDER to all AUTHORIZED CLAIMANTS when the AUTHORIZED CLAIMANTS are mailed their SETTLEMENT PAYMENTS.
VII. BINDING EFFECT; EXCLUSION, OPT-OUT AND OBJECTION RIGHTS
     A. Right of members of SST STATE LAW CLASS or RCT STATE LAW CLASS to Opt-Out and be Excluded: Any member of the SST STATE LAW CLASS or RCT STATE LAW CLASS may elect to OPT-OUT and be excluded from the SST STATE LAW CLASS or RCT STATE LAW CLASS at any time during the OPT-OUT PERIOD. Members of the SETTLEMENT CLASSES who fall into more than one of the SETTLEMENT CLASSES and elect to be excluded from any of the SETTLEMENT CLASSES will be excluded from each of the entire SETTLEMENT CLASSES. To be effective, any such election must be made in writing; must contain the name, address, telephone number and social security number of the individual requesting exclusion; must be signed by the individual who is electing to be excluded and OPT-OUT; and must be mailed to the SETTLEMENT CLAIMS ADMINISTRATOR so that it is received by the SETTLEMENT CLAIMS ADMINISTRATOR on or before sixty (60) days after the date the CLASS NOTICE, CLAIM FORM and W-9 FORM was first mailed to members of the SETTLEMENT CLASSES. Any member of the SETTLEMENT CLASSES who timely requests exclusion and opts-out in compliance with these requirements (i) shall not have any rights under this SETTLEMENT AGREEMENT; (ii) shall not be entitled to receive a SETTLEMENT PAYMENT; and (iii) shall not be bound by this SETTLEMENT AGREEMENT, the FINAL APPROVAL ORDER, or the judgment.
     B. Binding Effect on members of FINAL SETTLEMENT CLASSES in the SST STATE LAW CLASS or RCT STATE LAW CLASS: Except for those members of the SETTLEMENT CLASSES who exclude themselves in compliance with the procedures set forth above, all members of the SETTLEMENT CLASSES in the SST STATE LAW CLASS or the RCT STATE LAW CLASS will be deemed to be members of the FINAL SETTLEMENT CLASSES for all purposes under this SETTLEMENT AGREEMENT; will be bound by the terms and conditions of this SETTLEMENT AGREEMENT, the FINAL APPROVAL ORDER, the judgment, and the releases set forth herein; except they shall not be found to have waived their right to pursue any claim under the Fair Labor Standards Act; and will be deemed to have waived all objections and opposition to the fairness, reasonableness, and adequacy of the settlement.

     C. Right to Object: Any member of the SETTLEMENT CLASSES may object to this settlement, provided that such objections are made in a writing filed with the SETTLEMENT CLAIMS ADMINISTRATOR and served on counsel for the PARTIES no later than the last day of the OPT-OUT PERIOD. Such objection shall include the name and address of the objector, a detailed statement of the basis for each objection asserted, the grounds on which such member of the SETTLEMENT CLASSES desires to appear and be heard (if any), and, if the objector is represented by counsel, the name and address of counsel. No member of the SETTLEMENT CLASSES may be heard at the FINAL APPROVAL HEARING who has not complied with this requirement and any member of the SETTLEMENT CLASSES who fails to comply with this requirement will be deemed to have waived any right to object and any objection to the settlement.
     D. Right to Receive Settlement Payment: Members of the SETTLEMENT CLASSES must timely file a CLAIM FORM and W-9 FORM so that it is received by the SETTLEMENT CLAIMS ADMINISTRATOR on or before sixty (60) days after the date the CLASS NOTICE was first mailed to members of the SETTLEMENT CLASSES in order to receive any monetary benefits from this settlement. In the event a member of the SETTLEMENT CLASSES timely files a CLAIM FORM and W-9 FORM but omits any required information, the SETTLEMENT CLAIMS ADMINISTRATOR shall provide the member of the SETTLEMENT CLASSES with twenty days to cure any deficiencies. The SETTLEMENT CLAIMS ADMINISTRATOR’S decision on whether a CLAIM FORM and/or W-9 FORM is sufficiently complete shall be binding on the PARTIES and the member of the SETTLEMENT CLASS.

     E. Revocation of Release: Any members of the SETTLEMENT CLASSES who revoke their general release pursuant to the requirements of the Older Workers Benefit Protection Act but fail to exclude themselves in compliance with the procedures set forth above will be deemed to be members of the FINAL SETTLEMENT CLASSES for all purposes under this SETTLEMENT AGREEMENT; will be bound by the terms and conditions of this SETTLEMENT AGREEMENT, the FINAL APPROVAL ORDER, the judgment, and the releases set forth herein; except they shall not be found to have waived their right to pursue any claim under the Fair Labor Standards Act; and will be deemed to have waived all objections and opposition to the fairness, reasonableness, and adequacy of the settlement.
VIII. SETTLEMENT CLAIMS ADMINISTRATION
     A. Engagement of Settlement Claims Administrator: Within fifteen (15) days of the execution of this SETTLEMENT AGREEMENT, MASTEC shall engage Settlement Services, Inc. or some other claims administrator who is mutually agreeable to the PARTIES to be the SETTLEMENT CLAIMS ADMINISTRATOR. If the PARTIES are unable to agree on a SETTLEMENT ADMINISTRATOR, the PARTIES shall submit their preference to the Court for appointment, which shall not be subject to appeal. MASTEC shall pay the SETTLEMENT CLAIMS ADMINISTRATOR’S reasonable fees and costs.
     B. Duties of Settlement Claims Administrator: The SETTLEMENT CLAIMS ADMINISTRATOR shall be responsible for: (i) calculating the GROSS SETTLEMENT AMOUNTS for members of the SETTLEMENT CLASSES; (ii) preparing, printing and disseminating to members of the SETTLEMENT CLASSES the

CLASS NOTICE, CLAIM FORMS, and W-9 FORM; (iii) preparing, printing and disseminating to AUTHORIZED CLAIMANTS the COURT’S FINAL APPROVAL ORDER; (iv) preparing, monitoring and maintaining a toll-free number and a website to be accessible to members of the SETTLEMENT CLASSES (the website will remain in operation until the opt-out period has expired); (v) promptly furnishing to counsel for the PARTIES copies of any requests for exclusion, objections or other written or electronic communications from members of the SETTLEMENT CLASSES which the SETTLEMENT CLAIMS ADMINISTRATOR receives; (vi) receiving and reviewing the CLAIM FORMS and W-9 FORMS submitted by members of the SETTLEMENT CLASSES to determine eligibility for payment; (vii) determining the SETTLEMENT PAYMENT for each AUTHORIZED CLAIMANT in accordance with this SETTLEMENT AGREEMENT; (viii) keeping track of requests for exclusion including maintaining the original mailing envelope in which the request was mailed; (ix) mailing the settlement checks to AUTHORIZED CLAIMANTS; (x) preparing and mailing counsel’s attorneys’ fees, expenses, and costs, service payments, and SETTLEMENT PAYMENTS in accordance with this SETTLEMENT AGREEMENT and Order of the COURT; (xi) ascertaining current address and addressee information for each CLASS NOTICE, CLAIM FORM, and W-9 FORM returned as undeliverable and the mailing of CLASS NOTICE, CLAIM FORM, and W-9 FORM; (xii) performing all tax reporting duties required by federal, state or local law; (xiii) responding to inquiries of members of the SETTLEMENT CLASSES regarding the terms of settlement and procedures for filing objections, opt-out forms, and CLAIM FORMS and W-9 FORMS; (xiv) referring to CLASS COUNSEL all inquiries by members of the SETTLEMENT CLASSES regarding matters not within the SETTLEMENT CLAIMS ADMINISTRATOR’S duties specified herein; (xv) responding to inquiries of CLASS COUNSEL regarding members of the SETTLEMENT CLASSES who have contacted CLASS COUNSEL regarding the terms of settlement for any member of the SETTLEMENT CLASSES, including the SETTLEMENT PAYMENT allocated to members of the SETTLEMENT CLASSES that contact CLASS COUNSEL; (xvi) apprising counsel for the PARTIES of the activities of the SETTLEMENT CLAIMS ADMINISTRATOR; (xvii) maintaining adequate records of its activities, including the dates of the mailing of CLASS NOTICE (s) and mailing and receipt of CLAIM FORM(S), W-9 FORM(s), returned mail and other communications and attempted written or electronic communications with members of the SETTLEMENT CLASSES; (xviii) confirming in writing its completion of the administration of the settlement; (xix) timely responding to communications from the PARTIES or their counsel; and (xx) such other tasks as the PARTIES mutually agree.
          1. No later than twenty (20) days prior to the FINAL APPROVAL HEARING, the SETTLEMENT CLAIMS ADMINISTRATOR shall certify jointly to CLASS COUNSEL and MASTEC’S counsel (a) a list of all members of the SETTLEMENT CLASSES who timely filed their CLAIM FORM and W-9 FORM, (b) a list of all members of the SETTLEMENT CLASSES who filed a timely objection, and (c) the percentage and list of all members of the SETTLEMENT CLASSES who request to OPT-OUT of the SST SETTLEMENT CLASS and RCT SETTLEMENT CLASS at any time during the OPT-OUT PERIOD. The SETTLEMENT CLAIMS ADMINISTRATOR shall also provide MASTEC with an updated address list for the members of the SETTLEMENT CLASSES.

          2. Upon final COURT approval, MASTEC will provide the SETTLEMENT CLAIMS ADMINISTRATOR with funds to mail to all AUTHORIZED CLAIMANTS who timely file CLAIM FORMS and W-9 FORMS. The SETTLEMENT CLAIMS ADMINISTRATOR shall mail these funds to the address provided by the AUTHORIZED CLAIMANT on the AUTHORIZED CLAIMANT’S CLAIM FORM or at an updated address provided by the AUTHORIZED CLAIMANT.
          3. AUTHORIZED CLAIMANTS will have 180 calendar days after settlement checks are mailed out to cash the checks. If any AUTHORIZED CLAIMANTS do not cash their checks within that 180-day period, their check will be voided. In that event, MASTEC will be refunded such amount(s). AUTHORIZED CLAIMANTS who contact CLASS COUNSEL or the SETTLEMENT CLAIMS ADMINISTRATOR within the 180 day period and establish that they have not received and executed their checks to the satisfaction and rectification of the SETTLEMENT CLAIMS ADMINISTRATOR shall be reissued checks and given an additional 60 days to cash the reissued checks.
          4. As a condition for payment of any money provided for in this SETTLEMENT AGREEMENT and in consideration thereof, each member of the SETTLEMENT CLASSES (or his or her heirs, estate or personal representative) will be required to execute and deliver a CLAIM FORM, including a release and waiver, in the form attached as Exhibits “3” through “9”, which will release MASTEC from and agree not to initiate any legal action against MASTEC for any and all claims settled herein as provided in the Exhibits and complete, execute, and deliver a W-9 FORM, in the form attached as Exhibit 14.

          5. All CLAIM FORMS, W-9 FORMS, and any requests to OPT-OUT of the SST SETTLEMENT CLASS or RCT SETTLEMENT CLASS at any time during the OPT-OUT PERIOD shall be filed directly with the SETTLEMENT CLAIMS ADMINISTRATOR at the address indicated on the Form.
          6. All CLAIM FORMS and W-9 FORMS must be received by the SETTLEMENT CLAIMS ADMINISTRATOR on or before sixty (60) days after the date the Notice was first mailed to members of the SETTLEMENT CLASSES. The SETTLEMENT CLAIMS ADMINISTRATOR shall mail additional forms to members of the SETTLEMENT CLASSES before the filing deadline if requested to do so by CLASS COUNSEL.
IX. DUTIES OF THE PARTIES FOLLOWING FINAL COURT APPROVAL
     A. CLASS COUNSEL will submit a proposed FINAL ORDER and judgment for review by the COURT at the FINAL APPROVAL HEARING:
          1. Approving the settlement, adjudging the terms thereof to be fair, reasonable and adequate, and directing consummation of its terms and provisions.
          2. Approving CLASS COUNSEL’S application for an award of attorneys’ fees, costs, and expenses.
          3. Certifying the SETTLEMENT CLASSES for purposes of settlement only.
          4. Dismissing the LITIGATION on the merits and with prejudice and permanently barring all members of the SST STATE LAW CLASS or RCT STATE LAW CLASS who do not timely OPT-OUT from the SST STATE LAW CLASS or RCT STATE LAW CLASS at any time during the OPT-OUT PERIOD from prosecuting against MASTEC, and the RELEASED PERSONS, as defined earlier in this SETTLEMENT AGREEMENT, any STATE LAW RELEASED CLAIMS which were or could have been asserted by the SST STATE LAW CLASS or RCT STATE LAW CLASS, including without limitation any claims arising out of the acts, facts, transactions, occurrences, representations, or omissions set forth in Plaintiffs’ First Amended Complaint in this action, through September 28, 2007, under state and federal law; and barring all members of the FLSA SETTLEMENT CLASS from prosecuting against MASTEC, and the RELEASED PERSONS, as defined earlier in this SETTLEMENT AGREEMENT, any FLSA RELEASED CLAIMS which were or could have been asserted pursuant to the FLSA, including without limitation any claims arising out of the acts, facts, transactions, occurrences, representations, or omissions set forth in the Complaint in this action, through September 28, 2007, upon satisfaction of all payments and obligations hereunder.
X. TERMINATION OF THE SETTLEMENT AGREEMENT
     A. Grounds for Settlement Termination: In accordance with the procedures specified in Paragraph X. B, below, this SETTLEMENT AGREEMENT may be terminated on the following grounds:
          1. Any PARTY may terminate the SETTLEMENT AGREEMENT if the COURT declines to enter the PRELIMINARY APPROVAL ORDER, FINAL APPROVAL ORDER or judgment in the form submitted by the PARTIES, or the settlement as agreed does not become final for any other reason.
          2. If twenty percent (20%) or more of the members of the SST STATE LAW CLASS and RCT STATE LAW CLASS exercise their rights to OPT-OUT and be excluded from the SST STATE LAW CLASS or RCT STATE LAW CLASS and this SETTLEMENT AGREEMENT, Defendants shall have the right, notwithstanding any other provisions of this SETTLEMENT AGREEMENT, to withdraw from this SETTLEMENT AGREEMENT, whereupon the SETTLEMENT AGREEMENT will be null and void for all purposes and may not be used or introduced in further LITIGATION or any other proceeding of any kind.
     B. Procedures for Termination: To terminate this SETTLEMENT AGREEMENT on one of the grounds specified above, the terminating Party shall give written notice to the other Party no later than:
          1. 15 business days after the COURT acts; or
          2. 15 business days after a Notice of Appeal is filed; or
          3. 15 business days after Defendants receive notice from the SETTLEMENT CLAIMS ADMINISTRATOR that the requisite number of members of the SETTLEMENT CLASSES timely requested exclusion from the FINAL SETTLEMENT CLASS.
     C. Effect of Termination: Termination shall have the following effects:
          1. The SETTLEMENT AGREEMENT shall be terminated and shall have no force or effect, and no Party shall be bound by any of its terms;
          2. In the event the settlement is terminated, MASTEC shall have no obligation to make any payments to any party, class member or attorney, except that Defendants shall pay the SETTLEMENT CLAIMS ADMINISTRATOR for services rendered up to the date the SETTLEMENT CLAIMS ADMINISTRATOR is notified that the settlement has been terminated;

          3. The PRELIMINARY APPROVAL ORDER, FINAL APPROVAL ORDER and judgment, including any order of class certification, shall be vacated;
          4. The SETTLEMENT AGREEMENT and all negotiations, statements and proceedings relating thereto shall be without prejudice to the rights of any of the PARTIES, all of whom shall be restored to their respective positions in the action prior to the settlement;
          5. Neither this SETTLEMENT AGREEMENT, nor any ancillary documents, actions, statements or filings in furtherance of settlement (including all matters associated with the mediation) shall be admissible or offered into evidence in the LITIGATION or any other action for any purpose whatsoever.
XI. PARTIES’ AUTHORITY
     The signatories hereby represent that they are fully authorized to enter into this settlement and bind the PARTIES hereto to the terms and conditions hereof.
XII. MUTUAL FULL COOPERATION
     The PARTIES agree to fully cooperate with each other to accomplish the terms of the SETTLEMENT AGREEMENT, including, but not limited to, execution of such documents and to take such other action as may reasonably be necessary to implement the terms of the SETTLEMENT AGREEMENT. The PARTIES to the SETTLEMENT AGREEMENT shall use their best efforts, including all efforts contemplated by the SETTLEMENT AGREEMENT and any other efforts that may become necessary by order of the COURT, or otherwise, to effectuate the SETTLEMENT AGREEMENT and the terms set forth herein. As soon as practicable after execution of the SETTLEMENT AGREEMENT, CLASS COUNSEL shall, with the assistance and cooperation of Defendants and their counsel, take all necessary steps to secure the COURT’S final approval of the SETTLEMENT AGREEMENT.
XIII. NOTICES
     Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given as of the third business day after mailing by United States registered or certified mail, return receipt requested, addressed as follows:
     To the Plaintiff Classes:

Sam J. Smith Burr & Smith, LLP 422 W. Kennedy Blvd, Suite 300 Tampa, FL 33606 ssmith@burrandsmithlaw.com
     To the Defendants:

Lisa A. Schreter Littler Mendelson, P.C. 3348 Peachtree Road, NE, Suite 1100 Atlanta, GA 30326 lschreter@littler.com
XIV. CONSTRUCTION
     The PARTIES hereto agree that the terms and conditions of the SETTLEMENT AGREEMENT are the result of lengthy, intensive, arms-length negotiations among the PARTIES, and that the SETTLEMENT AGREEMENT shall not be construed in favor of or against any party by reason of the extent to which any party or his, her or its counsel participated in the drafting of the SETTLEMENT AGREEMENT.
XV. CLASS COUNSEL SIGNATORIES
     It is agreed that because the members of the SETTLEMENT CLASSES are so numerous, it is impossible or impractical to have each member of the SETTLEMENT CLASSES execute the SETTLEMENT AGREEMENT. The CLASS NOTICE will advise all members of the SETTLEMENT CLASSES of the binding nature of the release, and that the release will have the same force and effect as if the SETTLEMENT AGREEMENT were executed by each member of the SETTLEMENT CLASSES.
XVI. COUNTERPARTS
     The SETTLEMENT AGREEMENT may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one SETTLEMENT AGREEMENT, which shall be binding upon and effective as to all PARTIES.
     IN WITNESS WHEREOF, the undersigned have duly executed this SETTLEMENT AGREEMENT on October 22, 2007:

CLASS COUNSEL

Sam J. Smith
FL Bar No. 0818593
Marguerite M. Longoria
FL Bar No. 0998915
Burr & Smith, LLP
442 W. Kennedy Blvd., Suite 300
Tampa, Florida 33606-1495
813-253-2010
ssmith@burrandsmithlaw.com
mlongoria@burrandsmithlaw.com
MASTEC

Lisa A. Schreter
GA Bar No. 629852
Littler Mendelson, PC
3348 Peachtree Road, NE Suite 1100
Atlanta, GA 30326
404-233-0330
lschreter@littler.com

David J. Linesch
FL Bar No. 0376078
The Linesch Firm
700 Bee Pond Road
Palm Harbor, Florida 34683
727-786-0000
laborlaw@lineschfirm.com

MasTec, Inc.

Robert S. Norell
FL Bar No. 0996777
Robert S. Norell, P.A.
8751 W. Broward Blvd., Suite 410
Plantation, FL 33324
954-617-6017
robnorell@aol.com

MasTec North America, Inc.

David Borgen
CA Bar No. 99354
Goldstein, Demchak, Baller, Borgen
     & Dardarian, P.C.
300 Lakeside Drive, Suite 1000
Oakland, CA 94612
510-763-9800
borgen@gdblegal.com

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